SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party Other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
MATRIXX INITIATIVES, INC.

(Name of Registrant as Specified in Its Charter)
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MATRIXX INITIATIVES, INC.
4742 N. 24th Street, Suite 455
Phoenix, Arizona 85016
(602) 385-8888

NOTICE AND PROXY STATEMENT
For Annual Meeting of Stockholders
To Be Held On May 24, 2005

To the Holders of Our Common Stock:
      The annual meeting of stockholders of Matrixx Initiatives, Inc. will be held at the Arizona Biltmore Resort, Phoenix, Arizona, on May 24, 2005 at 10:00 a.m. (local time) for the following purposes:

1. To elect three directors to our board of directors to serve for a three-year term or until their successors are elected;

2. To approve an amendment to the Company’s 2001 Long-Term Incentive Plan to increase the number of shares authorized for issuance under the Plan from 1,000,000 to 1,500,000; and

3. To transact such other business as may properly come before the annual meeting or any adjournment thereof.
      We cordially invite you to attend the annual meeting of stockholders. The board of directors has fixed the close of business on March 28, 2005 as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment thereof. You can vote your shares of our common stock at the annual meeting only if you are present at the annual meeting in person or by valid proxy. Admission to the annual meeting is limited to our stockholders and their proxies. If you hold your shares in “street” form through a broker or similar market intermediary rather than in your own name, you will be admitted to the annual meeting if you present a written affidavit or statement from the brokerage institution that is the registered holder of your shares showing that you were the beneficial owner of your shares as of the March 28, 2005 record date.
      Your attention is directed to the attached Proxy Statement.

By order of the board of directors,

LYNN A. ROMERO,

Vice President of Administration, Secretary
Phoenix, Arizona
April 18, 2005
Your vote is important to us. Even if you plan to attend the annual meeting, please complete and sign the enclosed proxy card and mail it to us promptly in the return envelope. A copy of our 2004 Annual Report to Stockholders, which includes our 2004 financial statements, was first mailed with this Notice and Proxy Statement on or about April 7, 2005 to all stockholders of record as of the record date.

MATRIXX INITIATIVES, INC.
4742 North 24th Street, Suite 455
Phoenix, Arizona 85016
(602) 385-8888

PROXY STATEMENT

       This Proxy Statement relates to the 2005 annual meeting of stockholders (the “Annual Meeting”) of Matrixx Initiatives, Inc. (“Matrixx” or the “Company”) to be held at 10:00 a.m. (local time) on May 24, 2005 at the Arizona Biltmore Resort, 2400 East Missouri, Phoenix, Arizona, or at such other time and place to which the Annual Meeting may be adjourned. The enclosed proxy is solicited by the board of directors of Matrixx for use at the Annual Meeting. The proxy materials relating to the Annual Meeting were first mailed on or about April 18, 2005 to record holders of our common stock entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.
      You should review the information contained in this Proxy Statement in conjunction with the financial statements, notes to financial statements, independent auditors’ reports and other information included in our 2004 Annual Report to Stockholders that was mailed to our stockholders with this Proxy Statement.
ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
      At the Annual Meeting, you will be asked to consider and act upon the following matters:

•	the election of three directors to our board of directors to serve for a three-year term or until their successors are elected; and

•	the approval of an amendment to the Company’s 2001 Long-Term Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance under the Plan from 1,000,000 to 1,500,000; and

•	certain other matters that may properly come before the Annual Meeting or any adjournment thereof.
Who is entitled to vote at the Annual Meeting?
      Stockholders of record at the close of business on March 28, 2005 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, there were 9,511,595 shares of our common stock issued and outstanding. Each stockholder of record on the Record Date is entitled to one vote per share of common stock held by such stockholder on each matter of business to be considered at the Annual Meeting.
What constitutes a quorum at the Annual Meeting?
      A majority of our issued and outstanding shares of common stock entitled to vote, represented at the Annual Meeting in person or by proxy, will constitute a quorum for the Annual Meeting. If a quorum is present for any proposal, we will be permitted to conduct all of the business of the Annual Meeting. Proxies that we receive but are marked as abstentions (or “vote withheld”) will be included in our calculation of the number of shares considered to be present at the Annual Meeting.

Under what process may I vote?
      You can vote on matters to come before the Annual Meeting in four ways:

•	you can attend the Annual Meeting and cast your vote in person; or

•	you can vote by completing, dating and signing the enclosed proxy card and returning it to us. If you do this, you will authorize the individuals named on the proxy card (referred to as the proxyholders) to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of our board of directors; or

•	you can phone in your proxy by calling the telephone number on your proxy card or voter instruction form; or

•	you can vote via the internet by going to http://www.proxyvote.com and entering the control number specified on your proxy card or voter instruction form.
Votes submitted via telephone or the internet must be received by 11:59 p.m. (Eastern Daylight Time) on May 23, 2005. Submitting your vote via telephone or the internet will not affect your right to vote in person at the Annual Meeting should you decide to attend the Annual Meeting. If you hold your shares through a broker or other custodian, please review the voting form used by that firm to see if it offers telephonic or internet voting. Applicable laws authorize the use of telephonic transmission and electronic transmission, such as transmission over the internet, to grant a proxy.
What are the board’s recommendations?
      A description of each item to be voted on at the Annual Meeting, including the board’s recommendations as to voting on such items, is set forth elsewhere in this Proxy Statement. In summary, the board recommends a vote FOR the election of the director nominees included in this Proxy Statement as described under Proposal No. 1 and a vote FOR the approval of an amendment to the Plan to increase the number of shares authorized for issuance under the Plan from 1,000,000 to 1,500,000. If any other matter is properly brought before the Annual Meeting for a vote, the proxyholders will vote as recommended by the board of directors or, if no recommendation is given, in the proxyholders’ own discretion.
What if I vote and then change my mind?
      If you sign and mail us the enclosed proxy card and then wish to change your vote, you may revoke your proxy at any time before it is exercised by:

•	attending the Annual Meeting and voting in person; or

•	completing, signing and delivering to us a new proxy card bearing a later date; or

•	sending written notice of revocation of your proxy to our Secretary at Matrixx Initiatives, Inc., 4742 North 24th Street, Suite 455, Phoenix, Arizona 85016.
What vote is required to approve each proposal?
      For the election of directors, the nominees who receive the highest number of votes will be elected as directors.
      Approval of the amendment to the Plan requires an affirmative vote of the holders of a majority of our outstanding shares who are either present at the Annual Meeting and entitled to vote or represented at the Annual Meeting by valid proxy
      Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Abstentions are counted as voted and broker non-votes are counted as unvoted for determining the approval of each matter submitted to the stockholders for a vote. A broker non-vote occurs where a stockholder’s shares are held in “street” form through a broker or similar market intermediary rather than in the stockholder’s own name. In this situation, the broker may vote the shares on some “routine” matters, including the election of directors, but will be unable to vote the shares on “non-routine” matters if it does not have the authority from the beneficial stockholder to do so.
Are proxies being solicited?
      We have retained Morrow & Company, an independent proxy solicitation firm, to solicit proxies on behalf of our board of directors. We will pay Morrow & Company a service fee of $7,500 plus its reasonable out-of-pocket and related expenses in respect of the solicitation. We will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward proxy materials to beneficial owners of our stock. Our solicitation will be by mail, telephone, or electronic means, except for any incidental personal solicitation made by our directors, officers and employees, who will receive no additional compensation for such solicitations. We also have made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. We will reimburse these record holders for their reasonable out-of-pocket expenses in this effort.
      The extent to which our proxy soliciting efforts will be necessary depends upon how promptly proxies are submitted to us. In this regard, you should send your completed and signed proxy card without delay.
PROPOSAL NO. 1
ELECTION OF DIRECTORS FOR TERM EXPIRING
AT 2008 ANNUAL MEETING
General
      The board of directors is divided into three classes with one class elected each year for a three-year term. At the Annual Meeting, we will seek the election of three individuals, Lori H. Bush, William C. Egan, and Carl J. Johnson, as directors, to hold office until the 2008 annual meeting of stockholders or until their successors are elected and qualified. All nominees are presently members of our board of directors. The nominees have consented to be named in this Proxy Statement and to serve on the board of directors if elected. We do not anticipate that any nominee will become unable or unwilling to accept nomination or election. If that should occur, however, the proxy holders named in the proxy intend to vote in his or her stead for the election of such person as our board of directors may recommend. Cumulative voting is not permitted for the election of directors.
      For information regarding the nominees proposed for election at the Annual Meeting, see “Information Concerning Directors” in the following section.
Vote Required
      The nominees who receive the highest number of votes cast at the Annual Meeting or any adjournment thereof will be elected to the board of directors.
      THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF LORI H. BUSH, WILLIAM C. EGAN AND CARL J. JOHNSON.
INFORMATION CONCERNING DIRECTORS
Biographical Information
      The following sets forth certain biographical information with respect to the nominees for election as directors at the Annual Meeting and our continuing directors.

Nominees for Director with Terms Expiring in 2008

Name	Age	Position with Company and Tenure

Lori H. Bush	48	Director since 2004
William C. Egan	59	Director since 2001
Carl J. Johnson	55	President and Chief Executive Officer; Director since 2001
      Lori H. Bush was elected to the board of directors in October 2004. Ms. Bush currently serves as President of Nu Skin, a division of Nu Skin Enterprises, an NYSE-listed direct selling company that markets premium quality personal care and nutrition products through a global network of over 750,000 sales representatives. She has held this office since May 2001, prior to which she served as Vice President of Marketing since February 2000. In 2003, Ms. Bush was appointed to the Executive Committee of Nu Skin Enterprises. Prior to joining Nu Skin, she worked at Johnson & Johnson Consumer Products Companies as the worldwide executive director over skin care ventures from May 1998 to February 2000. She also served as vice president of professional marketing at Neutrogena Corporation. Ms. Bush earned a Masters of Business Administration from Temple University and a Bachelors of Science from Ohio State University
      William C. Egan was elected to the board of directors in August 2001. Retired from Johnson & Johnson in 2001 after 25 years of active management, Mr. Egan most recently served as Chairman of the board of directors of the Cosmetic, Toiletry and Fragrance Association, a position he held between 1999 and 2001. He presently serves as a director of US Dermatologics, a manufacturer of first aid products, an Advisory Board Member of the J. L. Kellogg Graduate School of Management and a Trustee of the Westminster School. From 1995 to 2001, Mr. Egan was a member of Johnson & Johnson’s Consumer Products Operating Committee where he held a number of important global positions, including Group Franchise Chairman, Worldwide Consumer and Personal Care Products. Additional positions with Johnson & Johnson included President of Baby Products, Chairman of Windsor Minerals, Inc. and Group Product Director, Tylenol Products. Mr. Egan also served as President of Arm & Hammer Consumer Products, a division of Church & Dwight Co., Inc. Mr. Egan graduated from Trinity College and received a Masters of Business Administration from the Northwestern University, J. L. Kellogg Graduate School of Management.
      Carl J. Johnson joined Matrixx Initiatives, Inc. in July 2001 as President and Chief Executive Officer and as a member of the board of directors. Mr. Johnson’s professional experience spans thirty years in the product development, marketing, and sales arenas with several large pharmaceutical and consumer goods companies. From 1993 to 2001, Mr. Johnson was Vice President, Commercial Development with Perrigo Company, a public company and leading manufacturer of OTC pharmaceutical and nutritional products for the store brand market. In that capacity he was responsible for the procurement of new products and technologies and contract manufacturing services with emphasis on Abbreviated New Drug Applications (ANDA) products. Mr. Johnson also worked at Johnson & Johnson from 1973 to 1989, where he held a number of high level marketing and sales positions, including responsibility for the national launch of the Acuvue® disposable contact lens product. Mr. Johnson provided marketing leadership for a special team tasked to re-engineer Johnson & Johnson’s Consumer Sector sales, administrative and operational functions. He also held the position of Director of Marketing for Johnson & Johnson Baby Products Company. Prior to joining Johnson & Johnson he was an Account Executive at Compton Advertising servicing Procter & Gamble business. Mr. Johnson earned a Masters of Business Administration — Marketing from the Fairleigh Dickinson University and a Bachelors of Science in Economics from Wagner College.
Continuing Directors with Terms Expiring in 2006

Name	Age	Position with Company and Tenure

Edward E. Faber	72	Director since 2000; Chairman of the board of directors since 2001
L. White Matthews, III	59	Director since March 2003

      Edward E. Faber was elected to the board of directors in September 2000 and was named Chairman of the board in April 2001. Retired from active management, Mr. Faber currently serves on the board of Pomeroy IT Solutions, Inc., a Nasdaq-listed computer and information technology services provider. From 1991 to 1992, Mr. Faber was President and Chief Executive Officer of SuperCuts, Inc., where he was responsible for organizing and executing a successful initial public stock offering for the company. Mr. Faber has over 30 years of experience building and managing high-technology growth companies. In 1976, he was the founding President of Computerland Corporation where he led the development of the largest computer retailing company in the world. He retired from the company in 1983 but returned in 1985 to serve as Chairman and Chief Executive Officer until the company was sold in 1987. Mr. Faber continued to serve as Vice Chairman of the board of Computerland until 1990. Mr. Faber also previously served as Chairman and Chief Executive Officer of Dataphaz, Computerland’s largest franchise operator. Mr. Faber graduated from Cornell University with a Bachelors of Science in Industrial Labor Relations and served as an officer in the United States Marine Corps.
      L. White Matthews, III was elected to the board of directors in March 2003. Retired from active management, Mr. Matthews currently serves as a director and audit committee member of Imation Corp., an NYSE-listed data storage provider, a director of Mercantile Funds, Inc., a family of mutual funds, and a director of Computer Horizons Corp., an NYSE-listed information technology services company. Mr. Matthews brings extensive experience in the accounting, financial and audit fields of corporate management from having served as Chief Financial Officer of two large public corporations. From 1999 until 2001, Mr. Matthews served as Executive Vice President, Chief Financial Officer and member of the board of directors for Ecolab, Inc., an NYSE-listed developer and marketer of cleaning and sanitizing products and services. From 1977 to 1998, he served in various capacities with Union Pacific Corporation, including Executive Vice President-Finance and Chief Financial Officer from 1988 to 1998 and as a member of the board of directors from 1994 to 1998. Mr. Matthews also served as a director and member of the compensation committee and as Chairman of the audit committee of Lexent, Inc., a Nasdaq-listed infrastructure services company, from 1998 to January 2003. Mr. Matthews earned a Masters of Business Administration in Finance and General Business from the University of Virginia’s Darden School of Business Administration and a Bachelors of Science in Economics from Hampden-Sydney College.
Continuing Directors with Terms Expiring in 2007

Name	Age	Position with Company and Tenure

Edward J. Walsh	73	Director since 2000
Michael A. Zeher	57	Director since 2000
      Edward J. Walsh was elected to the board of directors in September 2000. Mr. Walsh is currently the President of the Sparta Group Ltd., a business consulting firm located in Arizona, and has served in that role since 1988. Mr. Walsh also serves or has served on a number of corporate boards, including Nortrust Holding Corporation, the holding company for Northern Trust Bank, Arizona and Northern Trust Bank, Colorado. Mr. Walsh brings extensive experience in the consumer products market. He was employed for 27 years by the Dial Corporation and its predecessor, Armour Dial Corporation, serving as its President and Chief Executive Officer from 1983 to 1987. He also served as President and Chief Executive Officer of Armour International from 1977 to 1983. Mr. Walsh holds a Masters of Business Administration degree from New York University and is a graduate of Iona College.
      Michael A. Zeher was elected to the board of directors in September 2000. From July 2003 until March 2005, Mr. Zeher was President and Chief Operating Officer of Pharmaceutical Formulations, Inc., a manufacturer of over 100 different types of solid-dose over-the-counter pharmaceutical products. From 1994 through February 2002, Mr. Zeher served as President and Chief Executive Officer of Lander Company, Inc., a manufacturer and marketer of health and beauty care products. In that capacity, he was responsible for the company’s worldwide operations and custom health care and international divisions. Mr. Zeher previously served as Vice President, Business Development for Johnson & Johnson, where he was responsible for the North American Consumer Sector business. Prior to taking that office, he held various sales and marketing positions with Johnson & Johnson. Mr. Zeher holds a Bachelors of Science in Business Administration from Old Dominion University.
Meetings of the Board
      During the fiscal year ended December 31, 2004, the board of directors held nine meetings, either in person (including teleconference) or by written consent resolution. All directors attended or participated in 100% of the regularly scheduled meetings, and 75% of the special (unscheduled) meetings, except Michael Zeher who missed four meetings in 2004; three of the absences were for medical reasons.
Committees of the Board
      The board of directors has three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.
Audit Committee
      The Audit Committee is responsible for reviewing the accounting principles, policies, and practices followed by the Company in accounting for and reporting its financial results of operations, and for selecting and meeting with the Company’s independent accountants. The Committee meets from time to time with members of the Company’s accounting staff and also, among other things, reviews the financial and risk management policies followed by the Company in conducting its business activities; the Company’s annual financial statements; the Company’s internal financial controls; and the performance and compensation of the Company’s independent accountants. The Audit Committee operates under a written Audit Committee Charter adopted by the board, attached to this Proxy Statement as Appendix B. The Audit Committee consists of Mr. L. White Matthews, III (Chairman), Mr. William Egan, and Mr. Edward Walsh. The committee met five times in 2004. The board has determined that each of the members of the Audit Committee has met the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”) listing standards and the Securities and Exchange Commission (“SEC”). Mr. Matthews serves as the Audit Committee financial expert, as defined by SEC regulations and is considered independent under the NASD listing standards. The report of the Audit Committee is set forth below under the heading “Audit Committee Report.”
Compensation Committee
      The Compensation Committee is responsible for reviewing the compensation arrangements in effect for the Company’s executive officers and for administering all of the Company’s stock option plans. The Committee operates under a written Compensation Committee Charter adopted by the board. The Compensation Committee consists of Mr. Edward Walsh (Chairman), Ms. Lori Bush, Mr. William Egan, and Mr. L. White Matthews, III. The committee met two times in 2004. The report of the Compensation Committee is set forth below under the heading “Report of the Compensation Committee.”
Corporate Governance and Nominating Committee
      The Corporate Governance and Nominating Committee is responsible for identifying qualified individuals to become members of the board and recommending board nominees for each of the board’s committees, recommending to the board corporate governance principals and practices, and leading the board in an annual review of its performance. The Committee operates under a written Corporate Governance and Nominating Committee Charter adopted by the board. The Corporate Governance and Nominating Committee consists of Mr. William Egan (Chairman), Ms. Lori Bush, Mr. L. White Matthews, III, and Mr. Edward Walsh. The committee met six times in 2004. The board has determined that each of the members of the Corporate Governance and Nominating Committee has met the independence requirements of the NASD and SEC.
      The Corporate Governance and Nominating Committee will consider director nominee recommendations by stockholders, provided the names of such nominees, accompanied by relevant biographical and other information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder nominations below under the heading “Proposals by Stockholders.” To be considered by the Committee, each nominee, whether submitted by a stockholder or this committee, must have a strong professional or other background with a reputation for integrity and responsibility. Each nominee must have experience relevant to the Company’s business in such areas (among others) as medicine, science, product research and development, finance and accounting, or product marketing. The nominee must be able to commit sufficient time to appropriately prepare for, attend, and participate in all board and applicable board committee meetings, as well as the annual meeting of stockholders, and must not have any conflicts of interest with the Company. The Corporate Governance and Nominating Committee also requires a certain number of director nominees to be independent as defined under the NASD listing standards and SEC regulations, and that at least one member of the Audit Committee be a financial expert. The Committee will seek recommendations from outside legal, accounting, and other advisors in order to locate qualified nominees. All nominees, whether submitted by a stockholder or the Committee, will be evaluated in the same manner by the Committee, based upon their qualifications, experience, interpersonal, and other relevant skills. Ms. Lori Bush, who is seeking election by the stockholders for the first time at the 2005 Annual Meeting, was originally proposed for consideration as a member of the board by the Chairman of the Corporate Governance and Nominating Committee.
Director Compensation
      Effective July 1, 2004 non-employee directors receive a fee of $5,000 per calendar quarter for service on the board. In addition, the Chairman of the board receives $7,500 per quarter, the Audit Committee Chairman receives $2,000 per quarter, a committee chairman (other than Audit) receives $1,250 per quarter and a committee member receives $1,000 per quarter per committee assignment. Compensation is paid on a quarterly basis.
      In addition, each board member is granted 10,000 nonqualified options to purchase shares of our common stock upon his election to the board and is subsequently granted an additional 10,000 options annually while serving as a director. Each board member also receives the amount of 3,500 shares of restricted stock annually. The exercise price for each such grant of options and restricted stock is set as the closing price of the Company’s common stock on the date of grant.
      In June 2002, as part of the Plan, a Restricted Stock Program was offered to our board of directors (the “Program”). A director who participates in the Program, may elect to receive, in lieu of cash, all or any portion of the fees payable by Matrixx to the director for service on the board of directors or any committee in the form of shares of our common stock. Conditions to participation include a three year restriction on the sale or disposition of any shares received under the Program. The purchase price for the shares is equal to 80% of the closing price of our common stock on the Nasdaq National Market on the designated day of purchase.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and other persons who own more than 10% of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These officers, directors and stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file.
      Based solely on our review of the copies of such forms received by us, or on written representations that we have received from certain reporting persons that no forms were required for such persons, we believe that during the fiscal year ended December 31, 2004, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with except as follows:

1. Each of Timothy Clarot, James Marini, Lynn Romero, and Michael Voevodsky, officers of Matrixx, filed one late report on Form 3 in 2004. In each case, the late filing related to their election as an officer in 2004. A Form 3 for each such individual in respect of his/her election was filed with the SEC in May 2004.

2. Mr. Edward Faber, Chairman of the board of directors, filed one late report on Form 4 in 2004. The filing related to acquisition of 10,000 shares of common stock through the exercise of stock options. A Form 4 for the April exercise of stock options was filed with the SEC one day late in April 2004.
PROPOSAL NO. 2
APPROVAL OF AMENDMENT TO 2001 LONG-TERM INCENTIVE PLAN
      At the Annual Meeting there will be presented to stockholders a proposal to approve an amendment to the Plan to increase the number of shares authorized for issuance under the Plan from 1,000,000 to 1,500,000. As of March 1, 2004, 27,456 shares remained available for future grants under the current Plan. The form of the Plan, as amended, is attached hereto as Appendix A. At its February 8, 2005 meeting, the Compensation Committee and board of directors unanimously approved the proposed amendment subject to stockholder approval at the Annual Meeting. The amendment to the Plan increasing the number of shares authorized for issuance will not be effective unless and until stockholder approval is obtained.
      The board of directors believes that the Company’s ability to grant options and other awards under the Plan does, and under the amended Plan will, promote the success, and enhance the value, of the Company by linking the personal interest of participants to those of the Company’s shareholders and by providing participants with an incentive for outstanding performance. The board of directors believes that the Plan helps the Company attract, retain and motivate employees, officers and directors. The board of directors believes that an increase in the number of shares available for issuance in future years, as proposed, is in the best interests of the Company and its stockholders.
      The Plan provides for the granting of both incentive stock options and nonqualified stock options, restricted stock, and performance-based awards to eligible individuals. A summary of the principal provisions of the Plan, as amended, is set forth below. The summary is qualified by reference to the full text of the Plan, which is attached as Appendix A to this Proxy Statement.
Administration
      The Plan shall be administered by a committee of the board. The committee will consist of at least two directors each of whom qualifies as a non-employee director and an “outside director” under Section 162(m) of the Internal Revenue Code, as amended and the regulations thereunder (the “Committee”).
      The Committee will have the exclusive authority to administer the Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Committee will not have the authority to waive any performance restrictions with respect to any performance-based awards.
Eligibility
      Persons eligible to participate in the Plan include all members of the board of directors, employees, officers, and executives of, and consultants providing services to, the Company and its subsidiaries, as determined by the Committee. As of March 28, 2005, there were approximately 28 members of the board, officers, executives and employees of the Company.
Limitation on Awards and Shares Available
      An aggregate of 1,500,000 shares of our common stock is available for grant under the Plan, as amended (of which, 972,544 shares have been granted). The maximum number of shares of common stock that may be subject to one or more awards to a participant under the Plan during any calendar year is 300,000. The maximum number of shares of common stock payable in the form of performance-based awards to any one participant for a performance period is 300,000 shares.

Awards
      The Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, or performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals under the Plan.
      Stock options may be granted under the Plan, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options. The option exercise price of all stock options granted under the Plan shall not be less than 100% of the fair market value of the Stock on the date of grant. Stock options may be exercised as determined by the Committee, but in no event after the tenth anniversary date of grant, provided that a nonqualified stock option may be exercised up to 12 months after the optionee’s death.
      Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent or by tendering previously acquired shares of Stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for at least six months prior to tender). The Committee may also allow a broker assisted cashless exercise or by any other means that the Committee determines to be consistent with the purpose of the Plan and as permitted under applicable law.
      As discussed above, restricted stock may be granted under the Plan. A restricted stock award is the grant of shares of common stock at a price determined by the Committee (including zero), that is nontransferable and subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.
      Grants of performance-based awards under the Plan enable the Committee to treat restricted stock awards granted under the Plan as “performance-based compensation” under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Because Section 162(m) of the Code only applies to those employees who are “covered employees,” as defined in Section 162(m) of the Code, only individuals who are, or could be, covered employees are eligible to receive performance-based awards.
      Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, shareholder returns, gross or net profit margin, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for that period.
Amendment and Termination
      The Committee, subject to approval of the board, may terminate, amend, or modify the Plan at any time; provided, however, that shareholder approval must be obtained for any amendment to the extent necessary to comply with any applicable law, regulation or stock exchange rule.
      In no event may an award be granted under the Plan on or after the tenth anniversary of the date the shareholders approve the Plan.

Federal Income Tax Consequences
      A participant receiving incentive stock options, nonqualified stock options, restricted stock, or performance-based awards will not recognize taxable income at the time of grant. At the time the nonqualified stock option is exercised, or the restrictions lapse on restricted stock, as the case may be, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for such award and fair market value of the Stock or amount received on the date of exercise, or lapse of restriction. The Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.
      If applicable holding period requirements are met, a participant granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common stock received over the option price is a tax preference item potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.
Vote Required for Approval
      Approval of the amendment to the Plan requires an affirmative vote of the holders of a majority of our outstanding shares who are either present at the Annual Meeting and entitled to vote or represented at the Annual Meeting by valid proxy.
      The Board of Directors unanimously recommends a vote “FOR” approval of Proposal 2.
EXECUTIVE COMPENSATION
      The following table discloses, for the years ended December 31, 2002, 2003 and 2004, compensation paid to our named executive officers, including the President and Chief Executive Officer and the other four most highly compensated executive officers during 2004 whose salary and bonus exceeded $100,000.

	Long Term Compensation

	Annual Compensation				Awards		Payouts

					Restricted	Securities
					Stock	Underlying	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus		Award(s)	Options/SARs	Payouts(1)	Compensation(2)

Carl J. Johnson	2004	$350,000	$350,000	(3)	$119,700	50,000	$95,200	$8,780	(4)
President and CEO	2003	$275,000	$205,000	(5)	$61,755	35,000	$210,000	$9,051	(6)
	2002	$231,090	$150,000	(7)	$42,050	29,400	$0	$7,365	(8)
William J. Hemelt	2004	$200,000	$100,000	(3)	$24,000	45,000	$26,800	$8,383	(9)
Executive Vice President,	2003	$150,000	$75,000	(5)	$11,188	55,000	$57,500	$4,500
CFO, and Treasurer	2002	$132,933	$60,500	(10)	$7,569	1,700	$0	$3,839
Timothy L. Clarot	2004	$140,000	$100,000	(3)	$24,000	50,000	$9,320	$8,200
Vice President,	2003	$100,000	$50,000	(5)	$7,464	20,000	$18,250	$3,000
Research and Development	2002	$82,500	$52,500	(11)	$5,046	700	$0	$0
James Marini	2004	$130,000	$247,300	(12)	$12,000	40,000	$8,800	$8,200
Vice President, Sales	2003	$120,000	$138,000	(13)	$8,950	0	$20,250	$3,600
	2002	$82,500	$140,880	(14)	$6,728	700	$0	$2,247
Michael Voevodsky	2004	$160,000	$75,000	(3)	$12,000	75,000	$10,720	$4,923
Vice President, Marketing

(1)	Approximately one-third of the Long Term Incentive Plan payments were granted as three-year restricted stock awards.

(2)	Includes matching company contribution under our 401K Safe-Harbor defined contribution program in 2004 and matching contribution under our SRA/ IRA defined contribution program for 2002 and 2003 .

(3)	2004 bonuses were paid in February 2005.

(4)	Includes $580 in reported taxable income for a life insurance plan.

(5)	2003 bonuses were paid in January 2004.

(6)	Includes $550 in reported taxable income for a life insurance plan.

(7)	Mr. Johnson’s 2002 bonus was paid in January 2003.

(8)	Includes $510 in reported taxable income for a life insurance plan.

(9)	Includes $183 in reported taxable income for a life insurance plan.

(10)	A portion of Mr. Hemelt’s 2002 bonus, $48,000, was paid in January 2003.

(11)	A portion of Mr. Clarot’s 2002 bonus, $40,000, was paid in January 2003.

(12)	Mr. Marini’s 2004 bonus was paid in February 2005 and includes $167,300 for sales commission incentives.

(13)	Mr. Marini’s 2003 bonus was paid in January 2004 and includes $78,000 for sales commission incentives.

(14)	A portion of Mr. Marini’s 2002 bonus, $24,750, was paid in January 2003 and includes $113,630 for sales commission incentives.
OPTION/ SAR GRANTS IN LAST FISCAL YEAR
      The following table provides information on option grants during the year ended December 31, 2004 to the named executive officers:

		Percent of Total
	Number of	Options/SARs
	Securities	Granted to
	Underlying	Employees in
	Options/SARs	Fiscal Year(1)	Exercise		Grant Date
	Options/SARs	to Employees in	Price	Expiration	Present
	Granted	Fiscal Year(1)	(Per Share)	Date	Value

Carl Johnson	50,000	13%	$17.90	1/15/2011	$525,250	(1)
William Hemelt	20,000	5%	$17.90	1/15/2011	$210,100	(1)
	25,000	7%	$8.13	7/30/2011	$115,325	(2)
Timothy Clarot	20,000	5%	$17.90	1/15/2011	$210,100	(1)
	30,000	8%	$8.13	7/30/2011	$138,390	(2)
James Marini	20,000	5%	$17.90	1/15/2011	$525,250	(1)
	20,000	5%	$8.13	7/30/2011	$92,260	(2)
Michael Voevodsky	50,000	13%	$17.90	1/15/2011	$210,100	(1)
	25,000	7%	$8.13	7/30/2011	$115,325	(2)

(1)	The grant date present values per option share were derived using the Black-Scholes option pricing model in accordance with SEC rules and regulations and are not intended to forecast future appreciation of our stock price. The options granted on January 15, 2004 had a grant date present value of $10.505 per option. The Black-Scholes model was used with the following assumptions: volatility of 68.26% based on a historical daily average; dividend yield of 0%; risk-free interest rate of 2.97% based on a U.S. Treasury rate of five years; and a five year expected option life.

(2)	The options granted on July 30, 2004 had a grant date present value of $4.613 per option. The Black-Scholes model was used with the following assumptions: volatility of 63.82% based on a historical daily average; dividend yield of 0%; risk-free interest rate of 3.71% based on a U.S. Treasury rate of five years; and a five year expected life.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/ SAR VALUES
      The following table provides information on the value realized by the exercise of options by our named executive officers during 2004 and the value of our named executive officers’ unexercised options at December 31, 2004.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/ SARs at Fiscal		In-the-Money Options/ SARs
			Year-End		at Fiscal Year-End
	Shares Acquired	Value
	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Carl Johnson	0	0	102,935	76,465	$346,814	$72,400
William Hemelt	0	0	19,468	82,232	$65,389	$211,313
Timothy Clarot	0	0	22,134	73,566	$51,113	$164,379
James Marini	0	0	10,067	42,633	$46,165	$80,497
Mike Voevodsky	0	0	0	75,000	$0	$85,750
REPORT OF THE COMPENSATION COMMITTEE
      The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 that we make, except to the extent we specifically incorporate this Report.
      The Compensation Committee annually reviews the performance and compensation of the President and the Company’s other executive officers. Additionally, the Compensation Committee reviews compensation of outside directors for service on the board and for service on committees of the board, and administers the Company’s stock option plans.
Compensation Program Objectives
      We believe that Matrixx’s compensation programs for its executive officers should reflect the Company’s performance and the value created for its shareholders. In addition, we believe the compensation programs should support the goals and values of the Company and should reward individual contributions to the Company’s success. Specifically, Matrixx’s executive compensation program is intended to:

•	attract and retain the highest caliber executive officers;

•	drive achievement of business strategies and goals;

•	motivate performance in an entrepreneurial, incentive-driven culture;

•	closely align the interests of executive officers with the interests of the Company’s stockholders;

•	promote and maintain high ethical standards and business practices; and

•	reward results and the creation of stockholder value.
Factors Considered in Determining Compensation
      The Compensation Committee makes executive compensation decisions on the basis of total compensation, rather than on separate freestanding components. We attempt to create an integrated total compensation program structured to balance both short and long-term financial and strategic goals. Our compensation should be competitive enough to attract and retain highly skilled individuals. In this regard, each executive officers’ compensation package has three main parts:

•	base salary, which is reviewed annually;

•	performance bonuses, which may be earned annually depending on the Company’s achievement of pre-established goals; and

•	equity compensation, consisting of stock options and restricted stock.

      The Compensation Committee annually reviews each executive officer’s base salary and makes appropriate recommendations to Matrixx’s board of directors. Annual salaries are based on the following factors:

•	Matrixx’s performance for the prior fiscal year and subjective evaluation of each executive’s contribution to that performance;

•	the performance of the particular executive in relation to established goals or strategic plans; and

•	competitive levels of compensation for executive positions based on information drawn from compensation surveys and other relevant information.
      Performance bonuses and equity compensation are awarded based upon the recommendation of the Compensation Committee. Stock options and restricted stock are generally granted annually under the Plan and are priced at 100% of the closing price of Matrixx common stock on the date of grant. These grants are made with a view to linking executives’ compensation to the long-term financial success of Matrixx.
Chief Executive Officer Compensation
      As President and Chief Executive Officer of the Company, Carl Johnson’s compensation is based on his employment agreement with Matrixx which provides for a minimum base salary, the minimum benefits to which he is entitled under the compensation plans available to the Company’s senior executive officers and payments or other benefits he is entitled to receive upon termination of his employment. The Compensation Committee reviews the base salary of Mr. Johnson annually pursuant to the same policies the Committee uses to evaluate the base salaries of its other executive officers. For 2004, his annual base salary was $350,000. Mr. Johnson was granted options to purchase 50,000 shares of Matrixx common stock. In addition, Mr. Johnson received a performance bonus of $350,000 and an award of $151,429 in restricted stock. These grants and awards were based on Matrixx’s outstanding performance in 2004, the achievement of the revenue and earnings goals previously established, and his leadership of the Company, all occurring under difficult circumstances. The performance bonus was paid in February 2005 but relates to performance in the 2004 fiscal year.
      The Compensation Committee determined the amount of Mr. Johnson’s base salary and the number of restricted stock and stock options to be awarded to him after considering the competitive levels of compensation for chief executive officers managing companies of similar size, complexity and performance level, and following a review of Mr. Johnson’s contributions to Matrixx’s business success in 2004 and the conclusion that Mr. Johnson has the vision and executive capabilities to continue to lead the growth of the Company.
Deductibility of Executive Compensation Under Internal Revenue Code Section 162(m)
      Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million for each executive officer named in this Proxy Statement. The $1 million limitation generally does not apply to compensation that is considered performance-based. Non-performance-based compensation paid to Matrixx’s executive officers for the 2004 fiscal year did not exceed the $1 million limit for any employee. We believe that Matrixx’s compensation policy satisfies Section 162(m) of the Internal Revenue Code. As a result, we believe that the compensation paid under this policy is not subject to limits of deductibility. However, there can be no assurance that the Internal Revenue Service would reach the same conclusion. Moreover, Matrixx will not be entitled to a deduction with respect to payments that are contingent upon a change of control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section. Such payments will subject the recipients to a 20% excise tax.

Edward Walsh, Chairman
Lori Bush
William Egan
L. White Matthews, III

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
      No member of the Compensation Committee was an officer or employee of Matrixx or its subsidiary, Zicam, LLC, in the fiscal year ended December 31, 2004, or was formerly such an officer or employee or had any other relationship requiring disclosure hereunder.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      The following table sets forth information, as of March 10, 2005, with respect to the number of shares of our common stock beneficially owned by the named executive officers, by individual directors, by all directors and officers as a group, and by persons known by Matrixx to beneficially own more than 5% of our outstanding common stock. The address of all persons (unless otherwise noted in the footnotes below) is Matrixx Initiatives, Inc. at 4742 North 24th Street, Suite 455, Phoenix, Arizona 85016. The indicated percentages are based upon the number of shares of our common stock outstanding as of March 10, 2005, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of that date.

			Percent of
	Number of		Common Stock
Name of Beneficial Owner and Address	Shares		Owned

FMR Corporation	500,000	(1)	5.3%
Lori Bush	23,500	(2)	*
Timothy Clarot	72,684	(3)	1.0%
William Egan	54,500	(4)	1.0%
Edward Faber	49,500	(5)	1.0%
William Hemelt	93,567	(6)	1.0%
Carl Johnson	229,741	(7)	2.4%
James Marini	44,366	(8)	*
L. White Matthews, III	34,500	(9)	*
Michael Voevodsky	61,952	(10)	1.0%
Edward Walsh	45,100	(11)	*
Michael Zeher	45,000	(12)	*
All executive officers and directors as a group	1,254,410		12.4%

*	Represents less than 1% of our outstanding common stock.

(1)	FMR Corporation, 82 Devonshire Street, Boston, MA 02109

(2)	Includes 3,500 restricted shares and options to purchase 10,000 shares at $12.30 and 10,000 shares at $11.50.

(3)	Includes 3,883 restricted shares and options to purchase 15,000 shares at $9.63, 467 shares at $8.50, 13,334 shares at $8.45, 20,000 shares at $17.90 and 20,000 shares at $10.73.

(4)	Includes 3,500 restricted shares and options to purchase 10,000 shares at $7.20, 10,000 shares at $8.59, 10,000 shares at $18.02, and 10,000 shares at $11.50.

(5)	Includes 4,500 restricted shares and options to purchase 10,000 shares at $7.20, 10,000 shares at $8.59, 10,000 shares at $18.02, and 10,000 shares at $11.50.

(6)	Includes 5,666 restricted stock shares and options to purchase 1,134 shares at $8.50, 16,667 shares at $8.45, 10,000 shares at $7.96, 20,000 shares at $17.90 and 20,000 shares at $10.73.

(7)	Includes 26,473 restricted stock shares and options to purchase 75,000 shares at $7.83, 16,667 shares at $9.63, 2,934 shares at $8.50, 16,667 shares at $8.45, 50,000 shares at $17.90, and 40,000 at 10.73.

(8)	Includes 2,869 restricted shares and options to purchase 9,600 shares at $6.90, 467 shares at $8.50, 20,000 shares at $17.90, and 10,000 shares at $10.73.

(9)	Includes 3,500 restricted shares and options to purchase 10,000 shares at $7.29, 10,000 shares at $18.02, and 10,000 shares at $11.50.

(10)	Includes 1,452 restricted shares and options to purchase 50,000 shares at $17.90, and 10,000 shares at $10.73.

(11)	Includes 3,500 restricted shares and options to purchase 10,000 shares at $7.20, 10,000 shares at $8.59, 10,000 shares at $18.02, and 10,000 shares at $11.50.

(12)	Includes 3,500 restricted shares and options to purchase 10,000 shares at $7.20, 10,000 shares at $8.59, 10,000 shares at $18.02, and 10,000 shares at $11.50.
AGREEMENTS WITH CERTAIN OFFICERS
      We have entered into an employment agreement with Carl J. Johnson, our President and Chief Executive Officer, which became effective in July 2001 when Mr. Johnson first joined Matrixx and which was amended in 2002. Mr. Johnson’s employment agreement provides for an initial three-year term, with an automatic annual renewal of the agreement following the expiration of such initial term unless and until the board or Mr. Johnson elects not to renew the agreement.
      Mr. Johnson’s employment agreement specifies certain financial arrangements that we will provide in the event that Mr. Johnson’s employment is terminated without cause, as well as upon certain events involving a change in control of Matrixx. If we terminate Mr. Johnson without cause or if he voluntarily resigns for certain specified “good reasons”, he will be entitled to receive, over a subsequent period equal to one year or the remaining term of the agreement, whichever is longer, semi-monthly payments which, when annualized, would be equal to his annual base salary in effect at the time of his termination, plus an amount equal to the average of the annual incentive bonus payments paid to Mr. Johnson in the two fiscal years preceding the fiscal year in which he was terminated. Mr. Johnson will also be entitled to exercise all unexercised stock options related to his original grant of 75,000 options, whether or not such options have vested at the time of his termination. In the event that Mr. Johnson’s employment is terminated in connection with a change in control of Matrixx, Mr. Johnson will be entitled to the same benefits described above, except that in lieu of an amount equal to his base salary paid over a 12-month or possibly longer term, Mr. Johnson would be entitled to receive a lump sum payment equal to two times his base salary in effect in the fiscal year immediately prior to the fiscal year in which the change of control occurs.
      The agreement contains provisions that restrict Mr. Johnson, during the term of his employment and for a period of one year following his voluntary or involuntary termination, from directly or indirectly competing with Matrixx or soliciting Matrixx’s employees or customers.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      The Company paid $503.90 to provide airfare for Mr. Walsh’s spouse to travel to a board of directors meeting. No director or executive officer of the Company or stockholder owning greater than 5% of the Company’s common stock had any relationship with the Company requiring additional disclosure hereunder. Michael Zeher was paid $10,000 in additional director compensation in 2004. The additional compensation was for a board of directors project related to new regulations and compliance matters.

PERFORMANCE GRAPH
      The line graph below and the following performance table each compare the cumulative total stockholder return on our common stock, based on its market price, with the cumulative total stockholder return of the Nasdaq Stock Market Index and the Russell 2000 Growth Index. The comparisons utilize an investment of $100 on December 31, 1999.
PERFORMANCE TABLE

Date	Matrixx	Nasdaq	Russell 2000 Growth

12/31/99	100.00	100.00	100.00
12/29/00	42.19	60.20	77.33
12/31/01	43.13	47.76	69.94
12/31/02	49.69	33.01	48.48
12/31/03	110.87	49.47	71.54
12/31/04	72.25	53.80	81.43
      The Nasdaq Stock Market Index comprises all domestic shares traded on the Nasdaq National Market and the Nasdaq SmallCap Market, excluding preferreds, rights and warrants. The Russell 2000 Growth Index is a growth industry index that measures the performance of the 2,000 smallest companies in the Russell 3000 Index with the highest, proportionately weighted, growth characteristics including higher price-to-book ratios and forecasted growth values.
REPORT OF THE AUDIT COMMITTEE
      The following report concerns the Audit Committee’s activities regarding oversight of our financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.
      The Audit Committee of the board of directors has furnished the following report for the twelve-month period ended December 31, 2004.

      The Audit Committee has reviewed Matrixx’s audited financial statements for the year ended December 31, 2004 and has met with both management and Mayer Hoffman McCann P.C., Matrixx’s independent auditors, to discuss the financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles. We have received from and discussed with Mayer Hoffman McCann the written disclosure and matters required to be discussed by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). These items relate to that firm’s independence from Matrixx. We have also discussed with Mayer Hoffman McCann the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 and No. 90.
      Based upon the review and discussions described above, the Audit Committee recommended to the board of directors that Matrixx’s audited financial statements for the fiscal year ended December 31, 2004 be included in Matrixx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

L. White Matthews, III, Chairman
William Egan
Edward Walsh
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
      We presently contemplate that Mayer Hoffman McCann will be retained as our principal accounting firm throughout the fiscal year ending December 31, 2005. We anticipate that a representative of Mayer Hoffman McCann will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the firm will be afforded an opportunity to make a statement if the firm so desires. The firm’s representative will also be available to respond to appropriate questions.
      Mayer Hoffman McCann has advised us that no member of that firm has any financial interest, either direct or indirect, in the Company or our subsidiary, Zicam, LLC and it has no connection with the Company or our subsidiary in any capacity other than that of our independent public accountants.
Fees Paid to Mayer Hoffman McCann
      The following table shows the fees paid or accrued by Matrixx for the audit and other services provided by the Company’s accountants for the fiscal years ended December 31, 2004 and 2003:

	2004	2003

Audit Fees for the years ended December 31and fees for the review of financial statements included in quarterly reports on Form 10-Q	$165,700	$147,300
Audit-Related Fees(1)	22,900	14,700
Tax Fees(2)	38,400	20,500
All Other Fees(3)	28,000	90,500

Total	$255,000	$273,000

(1)	Includes accounting and financial reporting services related to Matrixx’s registration statements filed under the Securities Act of 1933, as amended and attendance at Audit Committee meetings.

(2)	Includes tax compliance, advice and planning.

(3)	Includes regulatory advisory services of approximately $28,000 in 2004. Fees for 2003 include consulting and advisory services as well as approximately $60,000 for the one-time fee for the required Sarbanes-Oxley 404 documentation.
      All services described above were approved by the Audit Committee.

      The Audit Committee has considered and decided that the provisions of the non-audit services referred to in the “Other Services Fees” portion of the above table (including the footnote thereto) are compatible with maintaining the independence of the Company’s auditors.
Policy on Audit Committee Pre-Approval
      The Audit Committee is responsible for reviewing and pre-approving both audit and permissible non-audit services to be provided by the independent accountant. This pre-approval duty may be delegated to one or more designated members of the Audit Committee, provided that any pre-approval given by such delegate(s) must be reported to the Audit Committee at its next regularly scheduled meeting. The Audit Committee’s pre-approval policies and procedures as described herein are included within the Audit Committee Charter.
PROPOSALS BY STOCKHOLDERS
      Any stockholder desiring to have a proposal included in our proxy statement for our 2006 Annual Meeting of Stockholders, including a director nominee recommendation, must deliver such proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934) to our principal executive offices no later than December 8, 2005 and must otherwise comply with the applicable provisions of Matrixx’s Bylaws. The Secretary will forward all director nominee recommendations to the Corporate Governance and Nominating Committee for its review.
OTHER MATTERS
      Our board of directors is not presently aware of any matter to be presented at the Annual Meeting other than those described in this Proxy Statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote such proxy card on such matters in accordance with their judgment.
ANNUAL REPORT
      A copy of our 2004 Annual Report to Stockholders which includes our financial statements for the fiscal year ended December 31, 2004, was mailed with this Notice and Proxy Statement on or about April 18, 2005 to all stockholders of record on the Record Date. We will provide our complete Annual Report on Form 10-K at no charge to any requesting person.

MATRIXX INITIATIVES, INC.

LYNN A. ROMERO

Vice President, Administration Secretary
Phoenix, Arizona
April 18, 2005

Appendix A
Matrixx Initiatives, Inc
2001 Long-Term Incentive Plan
ARTICLE 1
PURPOSE
      1.1     GENERAL. The purpose of the Matrixx Initiatives, Inc. 2001 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Matrixx Initiatives, Inc.(the “Company”) by linking the personal interests of its key employees, non-employee directors, scientific advisory board members, and consultants of the Company to those of Company stockholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Company. The Company also intends that the Plan will provide it with the flexibility to motivate, attract, and retain the services of these individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2
EFFECTIVE AND EXPIRATION DATES
      2.1     EFFECTIVE DATE. The Plan is effective as of date the Plan is approved by the Company’s shareholders (the “Effective Date”).
      2.2     EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after the tenth anniversary of the Effective Date.
ARTICLE 3
DEFINITIONS AND CONSTRUCTION.
      3.1     DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases will have the following meanings:

“Award” means any Option, Restricted Stock Award, or Performance-Based Award granted to a Participant under the Plan.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee of the Board described in Article 4.

“Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

“Disability” means a period of disability during which a Participant qualifies for permanent disability benefits under the Participant’s employer’s long-term disability plan, or if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant’s employer does not sponsor such a plan, or discontinues sponsoring such a plan, Disability shall mean permanent and total disability for purposes of Social Security.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of any given date, the fair market value of stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date will be the closing price for the Stock as reported on the NASDAQ (or on any national securities exchange on which the Stock is then listed) for that date or, if no price is reported for that date, the closing price on the next preceding date for which such price was reported.

“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Employee Director” means a member of the Company’s Board who is not a common-law employee of the Company. For purposes of Section 4.1, a Non-Employee Director means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option granted under Article 7 of the Plan may be either an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means a person who, as a key employee, Non-Employee Director, scientific advisory board member, or consultant of the Company or any Subsidiary, has been granted an Award under the Plan.

“Performance-Based Awards” means the Performance Share Awards and Restricted Stock Awards granted to selected Covered Employees pursuant to Article 8, but which are subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as “Performance-based compensation” under Section 162(m) of the Code.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net operating income before taxes and extraordinary charges against income; pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

“Plan” means the Matrixx Initiatives, Inc. Restated 2001 Long-Term Incentive Plan, as amended from time to time.

“Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

“Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

“Subsidiary” means any corporation of which the Company beneficially owns (directly or directly) a majority of the outstanding voting stock or voting power.
ARTICLE 4
ADMINISTRATION
      4.1     COMMITTEE. The Plan will be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. If the Board appoints a Committee, the Committee will consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an “outside director” under Code Section 162(m) and the regulations issued thereunder. Reference to the Committee will refer to the Board if the Board does not appoint a Committee.
      4.2     ACTION BY THE COMMITTEE. A majority of the Committee will constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting will be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
      4.3     AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority, and discretion to:

Designate Participants to receive Awards;

Determine the type or types of Awards to be granted to each Participant;

Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee will not have the authority to accelerate the vesting, or waive the forfeiture, of any Performance-Based Awards;

Amend, modify, or terminate any outstanding Award, with the Participant’s consent unless the Committee has the authority to amend, modify or terminate an Award without the Participant’s consent under any other provision of the Plan.

Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

Prescribe the form of each Award Agreement, which need not be identical for each Participant;

Decide all other matters that must be determined in connection with an Award;

Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.
      4.4     DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
ARTICLE 5
SHARES SUBJECT TO THE PLAN
      5.1     NUMBER OF SHARES. Subject to adjustment provided in Section 11.1, the aggregate number of shares of Stock reserved and available for grant under the Plan is 1,500,000.
      5.2     LAPSED AWARDS. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan or other Awards settled in cash will be available for the grant of an Award under the Plan.
      5.3     STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
      5.4     LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 11.1, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant who is a Covered Employee during the Company’s fiscal year is 300,000.
ARTICLE 6
ELIGIBILITY AND PARTICIPATION
      6.1     ELIGIBILITY.
      6.1.1     GENERAL. Persons eligible to participate in this Plan include all key employees, and non-employee directors of, scientific advisory board members, and consultants performing services for, the Company or a Subsidiary, as determined by the Committee, including such individuals who are also members of the Board.
      6.1.2     FOREIGN PARTICIPANTS. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions will increase the number of shares of Stock available under Section 5.1 of the Plan.
      6.1.3     ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award. No individual will have any right to be granted an Award under this Plan.

ARTICLE 7
STOCK OPTIONS
      7.1     GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:
      7.2     EXERCISE PRICE. The exercise price per share of Stock under an Option will be determined by the Committee and set forth in the Award Agreement; provided, however, that the exercise price for any Option may not be less than the Fair Market Value as of the date of grant.
      7.3     TIME AND CONDITIONS OF EXERCISE. The Committee will determine the time or times at which an Option may be exercised in whole or in part. The Committee may also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
      7.4     LAPSE OF OPTION. An Option will lapse under the following circumstances:

7.4.1 The Option will lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

7.4.2 The Option will lapse upon termination of employment for any reason other than the Participant’s death or Disability, unless the Committee (at the time of grant or thereafter) determines in its discretion to extend the exercise period for a period of time after the Participant terminates employment (not to exceed the Option’s expiration date). To the extent that any portion of an Incentive Stock Option is exercised more than 90 days after the date the Participant ceases to be an employee of the Company for reason (other than death or Disability), the exercise of such portion will be considered the exercise of a Non-Qualified Stock Option; and

7.4.3 If the Participant terminates employment on account of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Option will lapse on the earlier of (i) the Option’s expiration date, or (ii) three years after the date the Participant terminates employment on account of Disability or death. Upon the Participant’s Disability or death, any Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so under the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition or dies intestate, by the person or persons entitled to receive the Option under the applicable laws of descent and distribution. To the extent that any portion of an Incentive Stock Option is exercised more than 12 months after the date the Participant ceases to be an employee of the Company on account of Disability, the exercise of such portion will be considered the exercise of a Non-Qualified Stock Option.
      7.5     PAYMENT. The Committee will determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock that has been held by the Participant for at least six months (through actual tender or by attestation), or other property (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock will be delivered or deemed to be delivered to a Participant.
      7.6     EVIDENCE OF GRANT. All Options will be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement will include such additional provisions as may be specified by the Committee.
      7.7     INCENTIVE STOCK OPTIONS. Incentive Stock Options will be granted only to employees and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules.
      7.8     EXERCISE PRICE. The exercise price per share of Stock will be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

      7.9     EXERCISE. In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.
      7.10     INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that for any reason Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess will be considered Non-Qualified Stock Options.
      7.11     TEN PERCENT OWNERS. An Incentive Stock Option will be granted to any individual who, at the date of grant, owns Stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.
      7.12     EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.
      7.13     RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
ARTICLE 8
RESTRICTED STOCK AWARDS
      8.1     GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock will be evidenced by a Restricted Stock Award Agreement.
      8.2     ISSUANCE AND RESTRICTIONS. Restricted Stock will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
      8.3     FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period for any reason (other than death or Disability), Restricted Stock that is at that time subject to restrictions will be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
      8.4     CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee will determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
ARTICLE 9
PERFORMANCE-BASED AWARDS
      9.1     PURPOSE. The purpose of this Article 9 is to provide the Committee the ability to qualify the Restricted Stock Awards under Article 8 as “performance-based Compensation” under Section 162(m) of the

Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 will control over any contrary provision contained in Article 8.
      9.2     APPLICABILITY. This Article 9 will apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this Article 9. The designation of a Covered Employee as a Participant for a Performance Period will not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period will not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant will not require designation of any other Covered Employees as a Participant in such period or in any other period.
      9.3     DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS. With regard to a particular Performance Period, the Committee will have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof.
      9.4     PAYMENT OF PERFORMANCE AWARDS. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the last day of the Performance Period to be eligible for a Performance Award for such Performance Period. Furthermore, a Participant will be eligible to receive payment under a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.
      9.5     MAXIMUM AWARD PAYABLE. The maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Period is 300,000 shares of Stock, or in the event the Performance-Based Award is paid in cash, such maximum Performance-Based Award will be determined by multiplying 300,000 by the Fair Market Value of one share of Stock as of the date of grant of the Performance-Based Award.
ARTICLE 10
PROVISIONS APPLICABLE TO AWARDS
      10.1     STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
      10.2     EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 10.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.
      10.3     TERM OF AWARD. The term of each Award will be for the period as determined by the Committee, provided that in no event will the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.
      10.4     FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, Stock that has been held by the Participant for at least six months, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.
      10.5     LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or will be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award will be assignable or transferable by a Participant other than by will or the laws of descent and distribution.
      10.6     BENEFICIARIES. Notwithstanding Section 10.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50 percent of the Participant’s interest in the Award will not be effective without the written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment will be made to the person entitled thereto under the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.
      10.7     STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on with the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.
ARTICLE 11
CHANGES IN CAPITAL STRUCTURE
      11.1     GENERAL. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) will be increased proportionately without any change in the aggregate purchase price therefore. If the Stock is changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there will be substituted for each such share of Stock then subject to each Award the number and class of shares of Stock into which each outstanding share of Stock is exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.
ARTICLE 12
AMENDMENT, MODIFICATION AND TERMINATION
      12.1     AMENDMENT, MODIFICATION AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company will obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required or as the Committee deems necessary.

      12.2     AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan will adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant.
ARTICLE 13
GENERAL PROVISIONS
      13.1     NO RIGHTS TO AWARDS. No Participant, employee, or other person will have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.
      13.2     NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.
      13.3     WITHHOLDING. The Company or any Subsidiary will have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local income or employment taxes required by law to be withheld with respect to any taxable event arising as a result of this Plan.
      13.4     NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.
      13.5     UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement will give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
      13.6     INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board will be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
      13.7     RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.
      13.8     EXPENSES. The expenses of administering the Plan will be paid by the Company and its Subsidiaries.
      13.9     TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, will control.
      13.10     FRACTIONAL SHARES. No fractional shares of stock will be issued and the Committee will determine, in its discretion, whether cash will be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding up or down as appropriate.

      13.11     SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be void to the extent permitted by law and voidable as deemed advisable by the Committee.
      13.12     GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise will be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company will be under no obligation to register under the Securities Act of 1933, as amended (the “1933 Act”), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
      13.13     GOVERNING LAW. The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Arizona.

Appendix B
MATRIXX INITIATIVES, INC.
AUDIT COMMITTEE CHARTER

I.	PURPOSE AND AUTHORITY
      The Audit Committee of the Board of Directors of Matrixx Initiatives, Inc. (the “Company”) assists the Board in its oversight responsibilities regarding the Company’s publicly reported financial information and its systems and controls related thereto. In particular, the Audit Committee serves to assist the Board in its oversight of (1) the integrity of the Company’s financial statements and financial reporting, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company’s independent auditor, (4) the performance of the Company’s internal reporting and audit functions, and (5) the Company’s disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance and ethics.
      The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to fully execute its duties and responsibilities. The Company will provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor, to any advisers that the Audit Committee chooses to engage and for ordinary administrative expenses of the Audit Committee that are necessary or appropriate for carrying out its duties. The Audit Committee may, by majority vote of the full Audit Committee membership, create one or more subcommittees comprised of members of the Audit Committee, and may vest any such subcommittee with the full authority of the Audit Committee with respect to specific matters delegated to such subcommittee.
      The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section IV of this Charter. The Audit Committee will have full access to the Company’s executive management and other employees as necessary to effectively carry out its duties and responsibilities.

II.	COMPOSITION OF THE AUDIT COMMITTEE
      The Committee will be comprised of three or more members of the Board, each of whom (i) will be a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) will meet the independence requirements of the Nasdaq National Market, the Exchange Act and the Sarbanes-Oxley Act of 2002, all as in effect from time to time. In particular, each Audit Committee member must be financially literate, have a working familiarity with basic finance and accounting practices (including the ability to read and understand fundamental financial statements), and at least one member must be a “financial expert”, as defined by the Securities and Exchange Commission (the “SEC”) pursuant to Section 407 of the Sarbanes-Oxley Act of 2002. The Company will disclose the existence of the “financial expert” member(s) of the Audit Committee in its periodic filings as required by the SEC. No member of the Audit Committee may simultaneously serve on the audit committee of more than three public companies, including the Company. No member of the Audit Committee can have participated in the preparation of the financial statements of the Company at any time during the previous three years.
      Each member of the Audit Committee will be elected by the Board of Directors at its annual organizational meeting, or such other meeting as the Board may deem appropriate, and will hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal from the Committee by a majority of the Board. Unless a Chair of the Audit Committee is elected by a majority of the Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.	MEETINGS OF THE AUDIT COMMITTEE
      The Audit Committee will meet at least once per calendar quarter, or more frequently as circumstances may dictate in order for it to carry out its duties and responsibilities and to act upon matters falling within its responsibility. The Audit Committee will meet at least quarterly with the independent auditor and management to discuss the Company’s annual audited financial statements and quarterly financial statements, including the Company’s related disclosures in respect of such annual and quarterly financial statements made in its periodic reports filed with the SEC. The Audit Committee may also meet periodically with management and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee or any individual or group believes should be discussed privately.
      A majority of the total number of members of the Audit Committee will constitute a quorum for the conduct of business at all Audit Committee meetings. A majority of the members of the Audit Committee are empowered to act on behalf of the Audit Committee. Minutes will be kept of each Audit Committee meeting. The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities, and a representative of the Committee will report to the Board of Directors on material matters covered at any meeting of the Audit Committee.

IV.	RESPONSIBILITIES AND DUTIES
      To fulfill its responsibilities and duties, the Audit Committee will do the following:

INDEPENDENT AUDITOR OVERSIGHT:

a. Exercise sole and direct authority with respect to the selection, appointment, compensation, review, oversight, retention and replacement of the Company’s independent auditor. The Audit Committee may consult with management in connection with such duties, but may not delegate such duties. The independent auditor will report directly to the Audit Committee.

b. Review and pre-approve both audit and permissible non-audit services to be provided by the independent auditor and any other public accounting or auditing firm. This pre-approval duty may be delegated to one or more designated members of the Audit Committee, provided that any pre-approval given by such delegate(s) must be reported to the Audit Committee at its next regularly scheduled meeting. The Audit Committee will ensure that any pre-approval of non-audit services to be performed by the independent auditor are disclosed to investors as required in the Company’s periodic reports filed under Section 13(a) of the Securities and Exchange Act of 1934.

c. Obtain and review, at least annually, a report by the independent auditor describing:

i. the independent auditor’s internal quality-control procedures;

ii. any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

iii. all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, as in effect from time to time.

d. Take other appropriate actions as it may deem necessary to satisfy itself of the independent auditor’s independence, including engaging in a dialogue with the auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditor.

ACCOUNTING, AUDIT AND INFORMATION OVERSIGHT:

e. Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor and the Company’s internal audit staff.

f. Review with management and the independent auditor at the completion of the annual audit and before the filing by the Company with the SEC of the Company’s annual report on Form 10-K for the period in question:

i. the Company’s annual financial statements and related footnotes;

ii. the independent auditor’s audit of the financial statements and its report thereon;

iii. any audit problems or difficulties encountered by the independent auditor during the course of the audit, and management’s responses to those problems or difficulties;

iv. the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K; and

v. any other matters related to the conduct of the audit that are to be communicated to the Audit Committee under generally accepted auditing standards.

g. Review with management and the independent auditor, prior to the filing by the Company with the SEC of each quarterly report on Form 10-Q, the quarterly financial statements for the applicable fiscal quarter, including the Company’s corresponding disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in such quarterly report.

h. Discuss earnings press releases and other similar public announcements with management (prior to their issuance), which may consist of a general discussion of the types of earnings information to be disclosed and the manner of disclosure.

i. Discuss with management financial information and earnings guidance to be provided to analysts and ratings agencies, which duty may be fulfilled in a general fashion by discussing with management the types of information and guidance that may be provided to analysts and rating agencies.

j. Review any other relevant reports or financial information submitted by the Company to any governmental body or the public, including management reports and certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302, 404 and 906) and relevant reports rendered by the independent auditor (or summaries thereof).

k. Prepare for inclusion in the Company’s annual meeting proxy statement, in consultation with management and legal counsel, the report of the Audit Committee required by the SEC’s rules and regulations.

FINANCIAL REPORTING PROCESSES, CONTROLS AND POLICIES:

l. Ensure open communication among the independent auditor, management and the Board of Directors.

m. Maintain an awareness of key financial reporting issues and regulatory and accounting initiatives, and review proposed or effective changes in financial reporting principles that affect or may affect the Company.

n. Periodically review with management and the independent auditor:

i. the adequacy and integrity of the Company’s financial reporting processes (both internal and external) and internal control structure, including disclosure controls; and

ii. any related significant findings and recommendations of the independent auditor, together with management’s responses.

o. Review with the independent auditor on at least an annual basis:

i. all critical accounting policies and practices applicable to the Company’s financial accounting and reporting;

ii. all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

iii. other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences.

p. Oversee the resolution of any disagreement between management and the independent auditor that may arise.

q. Establish procedures for:

i. the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and/or auditing matters; and

ii. the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

ETHICAL COMPLIANCE, LEGAL COMPLIANCE, AND RISK MANAGEMENT

r. Periodically review with the organization’s counsel and management legal compliance matters including securities trading policies, and any other legal matter that could have a significant impact on the organization’s financial statements and reporting obligations.

s. Periodically inquire of management and the independent auditor about the significant financial, accounting and other risks or exposures to the Company and assess the steps management has taken to minimize these risks, including an annual review of the Company’s insurance programs and risk assessment and risk management policies.

t. Review and, if appropriate, approve all transactions between the Company or any of its subsidiaries and any related party, which is required to be disclosed pursuant to Item 404 of Regulation S-K, as in effect from time to time.

u. Periodically review business expenses of the Company’s Chief Executive Officer.

OTHER RESPONSIBILITIES:

1. Establish policies for the hiring of employees and former employees of the independent auditor.

2. Review this Charter at least annually and, if appropriate, recommend changes to the Board of Directors.

3. Conduct a self-assessment on at least an annual basis of the purposes, duties and responsibilities set forth in this Charter to determine whether the Audit Committee is functioning effectively.

4. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Audit Committee or the Board of Directors deems necessary or appropriate.

/s/ L. White Matthews, III

Chairman of the Audit Committee

/s/ Edward E. Faber

Effective as of March 31, 2005.

MATRIXX INITIATIVES, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 24, 2005
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned hereby constitutes and appoints CARL J. JOHNSON and WILLIAM J. HEMELT, and each of them individually, with full power of substitution, the true and lawful attorney and proxy of the undersigned, to attend the annual meeting of the stockholders of MATRIXX INITIATIVES, INC. (the “Company”) to be held at the Arizona Biltmore Resort, 2400 E. Missouri Road, Phoenix, Arizona, on May 24, 2005 at 10:00 a.m. (local time), and any adjournment thereof, and to vote the shares of common stock of the Company standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting.

Proposal No. 1:	To elect three directors to the Company’s Board of Directors to serve for a three-year term or until their successors are elected.

Nominees:	LORI H. BUSH, WILLIAM C. EGAN, CARL J. JOHNSON

☐	VOTE for all nominees except those whose names are written on the line provided below (if any).

☐	VOTE WITHHELD on all nominees

Proposal No. 2:	To approve an amendment to the Company’s 2001 Long-Term Incentive Plan to increase the number of shares authorized for issuance under the Plan from 1,000,000 to 1,500,000.

☐	VOTE FOR

☐	VOTE AGAINST

☐	VOTE WITHHELD
      PLEASE PROMPTLY DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.
      This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for approval of all nominees listed herein and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.

DATED , 2000.

------------------------------------------------------------ (Signature)

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When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both joint tenants sign.